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EXHIBIT 99.1

Sprint PCS Network Partner
FOR IMMEDIATE RELEASE	CONTACT:
Karen Pisciotta or John Nesbett Lippert/Heilshorn & Associates (212) 838-3777
or
Dava Guerin Guerin Public Relations, Inc. (215) 914-2040 or (215) 262-0740 (wireless)
or
Brighid de Garay UbiquiTel Inc. (610) 832-3311

UBIQUITEL ANNOUNCES AGREEMENT WITH SENIOR LENDERS TO MODIFY COVENANTS

        CONSHOHOCKEN, Pa.—July 18, 2002—UbiquiTel Inc. (Nasdaq: UPCS), a Sprint PCS Network Partner, has reached an agreement with its senior lending group to modify certain covenant levels in its $300 million senior credit facility to reflect the impact of changes in the company's business.

        "Although we are in compliance today and expected to be in compliance throughout 2002, we are pleased to have the support of our bank group to reset certain covenants that have been affected by changes to our reciprocal travel rate with Sprint PCS, the Clear Pay No Deposit program and integration issues in the former VIA Wireless markets," stated James J. Volk, CFO of UbiquiTel. "We believe this amendment will provide operating flexibility we need to achieve our key milestones of turning EBITDA positive in the first half of 2003 and free cash flow positive in 2004."

        UbiquiTel expects to continue to be fully funded and have between $70 and $75 million of cash, cash equivalents and available bank facilities at the time it turns free cash flow positive in 2004.

        As used above, EBITDA refers to earnings before interest, taxes, depreciation, amortization and non-cash stock compensation. For amendment details, see the company's Form 8-K to be filed today with the Securities and Exchange Commission, which will include the text of the amendment as an exhibit.

        UbiquiTel earlier announced that it will issue a press release summarizing its quarterly results after the market closes on Monday, July 29, 2002, and conduct a conference call on Tuesday, July 30, 2002, to discuss its full financial and operating results for the second fiscal quarter ended June 30, 2002.

Conference Call to be held July 30th at 8:30 a.m. ET

        UbiquiTel plans to report actual second quarter results on Monday, July 29th after the market closes, and has scheduled a conference call for 8:30 a.m. ET on Tuesday, July 30th to discuss its results for the three months ended June 30, 2002 and provide guidance for the third quarter and the full year 2002. Investors and interested parties may listen to the call by a live webcast accessible through the company's web site, www.ubiquitelpcs.com. To listen, please register and download audio software at the site at least 15 minutes prior. The webcast will be available on the site for approximately three months, while a telephone replay of the call is available for 7 days beginning at 11:30 a.m. Eastern Time, July 30th, at 888-266-2081 (U.S.) or 703-925-2533 (International), reservation number 6068114.

About UbiquiTel Inc.

        UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 11.1 million residents and cover portions of California, Nevada, Washington, Idaho, Montana, Wyoming, Utah, Indiana and Kentucky.

        Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel's forward-looking statements, including the following factors: UbiquiTel's dependence on its affiliation with Sprint PCS; the competitiveness of and changes in Sprint's pricing plans, products and services; Sprint PCS' credit policies; customer quality; increased competition in UbiquiTel's markets; the potential to experience a high rate of customer turnover; changes in Sprint's fee structure with UbiquiTel; anticipated future losses; adequacy of bad debt and other reserves; UbiquiTel's debt level; rates of penetration in the wireless industry; changes or advances in technology; and general market and economic conditions. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel's forward-looking statements are included in UbiquiTel's filings with the Securities and Exchange Commission ("SEC"), specifically in the "Business—Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, and in subsequent filings with the SEC.

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  EXHIBIT 99.1